L 35, Tower Two, International Towers Sydney 200 Barangaroo Avenue Barangaroo NSW 2000 AUS GPO Box 3810 Sydney NSW 2001 T +61 2 9263 4000 F +61 2 9263 4111 www.gtlaw.com.au Contact David Josselsohn T +61 2 9263 4127 djosselsohn@gtlaw.com.au Our ref 1052775 11 December 2024 The Directors Vast Renewables Limited Level 7, 124 Walker Street North Sydney NSW 2060 Dear Directors Vast Renewables Limited – Registration Statement on Form S-8 We have been retained as Australian legal advisor to Vast Renewables Limited (Vast or Company), a company incorporated under the laws of the Commonwealth of Australia, in connection with its filing of a registration statement on Form S-8 on or about 11 December 2024 (Registration Statement) under the U.S. Securities Act of 1933, as amended (Securities Act), with the U.S. Securities and Exchange Commission (Commission) for the registration of up to 7,086,031 ordinary shares in the capital of the Company (Shares), issuable pursuant to the Company’s equity plan adopted on 18 December 2023 (Equity Plan). 1 Documents examined and searches conducted and relied on by us For the purposes of this opinion, we have examined and relied on copies of the following documents: (a) a final draft copy of the Registration Statement; (b) the Company’s Equity Plan; (c) the Company’s director remuneration policy adopted on 27 December 2023; (d) the constitution of the Company; (e) the circulating resolutions of the directors of the Company authorising the issue of certain of the Shares and the filing of the Registration Statement (Circulating Resolutions); and (f) the results of a search conducted at 5:30pm (Australian Eastern Daylight Time) on 11 December 2024 of the Australian Securities and Investments Commission (ASIC) database for the Company (ASIC Search). 2 Opinions Subject to the assumptions and qualifications set out in Schedule 1 to this letter, and subject further to the following: (a) the Registration Statement having become effective under the Securities Act and continuing to be so effective; (b) the resolutions contemplated by the Circulating Resolutions remaining in full force and effect and not having been rescinded or amended; and (c) valid entries having been made in relation to the issue of the Shares in the register of members of the Company,

page | 2 we are of the opinion that: (d) the Company has been duly incorporated and is validly registered and existing under the laws of the Commonwealth of Australia; and (e) the Shares covered by the Registration Statement, if and when allotted, issued and delivered in accordance with the provisions of the Company’s Equity Plan as described by the Registration Statement, will be validly issued, fully paid and will not be subject to any call for payment of further capital. 3 General The opinions in this letter: (a) relate exclusively to the documents and transactions described in it; (b) are strictly limited to the matters stated in the opinion, and no opinion or belief is implied or may be inferred beyond the matters expressly stated in the opinion; and (c) are addressed to and given for the benefit of the Company and may be relied upon by the Company and by persons entitled to rely upon it pursuant to the applicable provisions of the Securities Act. This letter may not in any circumstance be: (d) relied upon, by any other person; or (e) used in connection with any other transaction, without our prior written consent. The matters in this letter are given solely to matters governed by, and should be interpreted in accordance with, the laws of the Commonwealth of Australia as in force and as interpreted at 5:30pm (Australian Eastern Daylight Time) on the date of this letter, and we have no obligation to inform you of any change in any relevant law occurring after that time. We express no opinion as to any laws or any matter relating to any laws other than the laws of Australia. We hereby consent to the filing of this letter as an exhibit to the Registration Statement and to the references therein to us. In giving such consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act. Yours faithfully Gilbert + Tobin David Josselsohn Partner +61 +61 2 9263 4127 djosselsohn@gtlaw.com.au

page | 3 Schedule 1 – Assumptions and Qualifications 1 Assumptions We have assumed (without making any investigation) that: (a) with respect to all documents reviewed by us: (i) all signatures, sealings or markings are genuine; (ii) any individual, corporate entity or governmental authority signing, sealing or otherwise marking any of such documents had the requisite legal capacity at all relevant times to sign, seal or otherwise mark such documents; (iii) all documents submitted to us as originals are authentic and complete; (iv) all documents submitted to us as copies or as a reproduction (including facsimiles) conform to the authentic original documents; and (v) the corporate records of Vast are complete, true and accurate; (b) if we have reviewed a draft of a document rather than an executed copy, the document will be executed in the form of that draft; (c) Vast has disclosed to us all the information it and any of its officers and employees are aware of and which might affect our findings; (d) any documents and information given to us by Vast or any of its employees, officers, advisers, agents or representatives are accurate and complete; (e) all factual matters in all documents provided to us in connection with this opinion are true and correct; (f) each document reviewed by us has been validly executed by each entity expressed to be a party to it and the obligations of each party under each document reviewed by us are valid, blinding and (subject to the terms of each document) enforceable; (g) each party to a document reviewed by us, other than Vast, is validly registered and existing under the laws of its place of incorporation; (h) each party to a document reviewed by us has the power to enter into and perform its obligations under that document and has taken all necessary corporate and other action to authorise the execution, delivery and performance of that document in accordance with its terms; (i) the filing of the Registration Statement with the Commission has been authorised by all necessary actions under all applicable laws other than Australian law; (j) the constitution of examined by us remains in full force and effect and no alteration has been made or will be made to the constitution prior to the date of allotment and issue of the Shares (Allotment Date); (k) the information disclosed by the ASIC Search conducted by us was complete, accurate and up to date as at the date of the ASIC Search, that the position has not changed since the time at which the ASIC Search was undertaken and that the result of the ASIC Search will remain complete and accurate at the Allotment Date; (l) Vast has complied with its reporting and filing obligations under all applicable laws;

page | 4 (m) each document reviewed by us in connection with this opinion: (i) is accurate, complete and up-to-date; (ii) has not been varied, amended or terminated; and (iii) has not been superseded by some other document or action of which we are not aware; (n) no material information or documents have been withheld from us, whether deliberately or inadvertently; (o) the resolutions of the directors of Vast were dully passed as written resolutions of the directors of Vast, all constitutional, statutory and other formalities were duly observed and such resolution was duly adopted, and such resolution has not been revoked or varied and remains in full force and effect and will remain so at the Allotment Date; (p) the Equity Plan was validly adopted, remains in full force and effect, and no alterations have been made to the Equity Plan following the date of its adoption or will be made to the Plan prior to an Allotment Date; (q) in respect of all awards made under the terms of the Equity Plan, the terms of those awards do not materially deviate from the terms set out in the Equity Plan; (r) in relation to any allotment and issue of Shares pursuant to the Equity Plan, the recipient will have become entitled to such Shares under the terms of the Equity Plan and such Shares will, where applicable, be fully vested in accordance with the terms of the Equity Plan and such recipient has or will have complied with all other requirements of the Equity Plan in connection with the allotment and issue of such Shares; (s) in relation to any allotment and issuance of Shares pursuant to the Equity Plan, that such Shares will be allotted and issued in accordance with the terms of the Equity Plan, the constitution of Vast and the requirements of all applicable laws; and (t) none of the Shares or rights to subscribe for Shares have been or will be offered to the public in any jurisdiction in breach of any applicable laws or regulations in that jurisdiction concerning offers of securities to the public. 2 Qualifications Our opinions in this letter are subject to the following qualifications and limitations: (a) this opinion only relates to the laws in Australia in force at the date of this opinion and does not express or imply an opinion as to the laws of any other jurisdiction; (b) we express no opinion on the compliance of the Equity Plan, or the compliance of any award made under the Equity Plan, with the rules and regulations of the NASDAQ Stock Market LLC; (c) we express no opinion in relation to the legality, enforceability or validity of the Equity Plan or any award agreement entered into pursuant to the Equity Plan; (d) we are not able to comment on, and express no opinion on whether: (i) the information given to us for the purposes of this opinion is adequate; (ii) the documents given to us for the purposes of this opinion are complete; (iii) the documents given to us for the purposes of this opinion comprise all relevant documents;

page | 5 (iv) there is other information relevant to the matters referred to in this opinion; (v) all relevant documents and information have been correctly filed; or (vi) there are any other matters not brought to our attention which a reasonable person may consider material in relation to the matters referred to in this opinion; (e) we do not accept any responsibility for omissions or inaccuracies in this opinion resulting from documents or information not given to us; (f) we have relied on the ASIC Search and have not made any independent investigations or searches. We note that the records of ASIC available for public search may not be complete, accurate or up to date; and (g) if a person for whose benefit our opinion is given is actually aware of or believes there to be a false or misleading statement or an omission of the information requested to be provided to us in connection with the work performed by us in rendering this opinion, that person may not rely on this opinion in relation to that statement or omission and should seek legal advice on the specific matter concerned.